Exhibit 10.29

Contract on the Lease of Land Use Rights

Party A: Administrative Committee of Fujian Taining Great Golden Lake Tourism and Economic Development Zone (hereinafter referred to “Party A”)

Address: No. 10, North Heping Street, Taining County

Legal Representative: Sheng Fujiang, Director

Party B: Fujian Jintai Tourism Developments Co., Ltd. (hereinafter referred to “Party B”)

Address: Central Heping Street, Taining County

Legal Representative: Chen Minhua, Chairman of Board of Directors

In accordance with Article 16 of the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian, which became effective on August 21, 2001, after consultations with each other, both parties agree as follows:

I.
Party A shall lease the land use rights under this Contract to Party B. Under existing laws, the government has the right to administrate the said land use rights and to exercise other rights for public interest. Underground resources, objects buried underground, and municipal facilities do not fall within the scope of the lease of the said land use rights.

II.
The attached form indicates the region, location, size, registration number and purpose of the land plot whose use rights will be leased by Party A to Party B. Before the use of land plot, both parties hereto shall execute a separate contract on the lease of land use rights according to this principle and complete lease certification formalities with Taining County Land Bureau.

III.	The lease of the land use rights under this Contract shall have a term of thirty years from August 21, 2001 to August 20, 2031.

IV.
The rents on the land use rights under this Contract are included into the franchised operation fees prescribed in Article 22 of the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian.

V.
If, during the term of the lease, Party B wishes to change the purpose and nature of the leased land use rights and developing the land plot, Party A shall agree with such wishes provided that the change complies with the zoning requirements. In this case, Party B shall complete land use and development formalities.

VI.	Benefits arising from the land plot under this Contract during the term of the lease shall belong to Party B.

VII.
Upon the expiration of the term of the lease, buildings and structures on the land plot shall be handled according to Article 30 of the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian. Where formalities are required, they shall be followed.

VIII.
If Party A needs to build administrative facilities and non-commercial facilities to cope with administrative needs, Party B shall provide support and return the land plot gratis. Party A hereby warrants that it will not engage in any commercial activities with such facilities.

IX.	After the execution of this Contract, both parties hereto shall jointly complete the formalities with the county land administration agency for the registration of the lease of the land use rights.

X.
The execution, effectiveness, performance, interpretation and dispute resolution shall be governed by the laws, statutes and regulations of the People’s Republic of China. Any dispute shall be litigated at the People’s Court with the jurisdiction over the land plot.

XI.
For matters not covered in this Contract, both parties hereto may consult with each other to work out supplemental agreements. Such supplemental agreements shall have the same legal effectiveness as this Contract.

XII.
This Contract shall be executed in nine counterparts, with Party A, Party B, parties related to the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian, Taining County Land Administration Bureau, and Taining County Notary Public each retaining one. This Contract shall become effective when signed and stamped by both parties hereto.

Party A:  Administrative Committee of Fujian Taining Great Golden Lake Tourism and Economic Development Zone

Representative: Sheng Fujiang, Director

Party B:  Fujian Jintai Tourism Developments Co., Ltd.

Representative: Chen Minhua

October 30, 2001, Taining County